BRUSSELS                                FOLEY : LARDNER                Exhibit 5
CHICAGO                                 ATTORNEYS AT LAW
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH                   March 15, 2002

Johnson Outdoors Inc.
1326 Willow Road
Sturtevant, Wisconsin  53177
Ladies and Gentlemen:

          We have acted as counsel for Johnson Outdoors Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional 50,000 shares of the Company's Class A Common Stock, par value $.05 per share (the "Registered Shares"), issuable under the Johnson Outdoors Inc. 1994 Non-Employee Director Stock Ownership Plan (the "Plan").

          In our role as counsel, we have examined: (a) the Plan, as amended to date; (b) signed copies of the Registration Statement; (c) the Articles of Incorporation and Bylaws of the Company, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan and the issuance of the Registered Shares thereunder; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

          2. The Registered Shares, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable (except as may be provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof).

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner
                                        FOLEY & LARDNER
FOLEY & LARDNER
777 EAST WISCONSIN AVENUE, SUITE 3800
MILWAUKEE, WISCONSIN  53202-5367
TEL: 414.271.2400
FAX: 414.297.4900
WWW.FOLEYLARDNER.COM